Exhibit 18

AMENDMENT TO STOCK BONUS AWARD AGREEMENT

This AMENDMENT TO STOCK BONUS AWARD AGREEMENT (this “Amendment”) is made effective as of September 24, 2024 (the “Effective Date”) by and between Landsea Holdings Corporation, a Delaware corporation (“LHC”), and Qin Zhou, an individual residing in the State of California (the “Executive”, and together with LHC the “Parties” and each a “Party”).

RECITALS

WHEREAS, LHC and the Executive are parties to that certain Stock Bonus Award Agreement dated June 3, 2024 (the “Stock Bonus Agreement”);

WHEREAS, LHC and the Executive wish to amend the Stock Bonus Agreement as set forth in this Amendment;

NOW, THEREFORE, intending to be bound hereby and in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Defined Terms. Capitalized terms not defined herein shall have the same meanings as given such terms in the Stock Bonus Agreement.

2. Amendment to Stock Bonus Agreement. Section 3 of the Stock Bonus Agreement is hereby deleted in its entirety.

3. Effectiveness. This Amendment shall become effective upon the Effective Date of this Amendment.

4. No Other Changes.

(a) Except as specifically amended above or referenced herein, the Stock Bonus Agreement shall remain in full force and effect in accordance with its original terms, as amended by this Amendment, and are hereby ratified and confirmed.

(b) Upon the effectiveness of this Amendment, each reference in the Stock Bonus Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Stock Bonus Agreement shall mean and be a reference to the Stock Bonus Agreement as amended by this Amendment.

5. No Novation. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and, except as otherwise expressly stated herein, the Stock Bonus Agreement shall remain in full force and effect, and the terms and conditions thereof shall apply to this Amendment.

6. Counterparts and Facsimile. For the convenience of the Parties hereto, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile or other electronic means and such electronic signature pages will be deemed as sufficient as if physical signature pages had been delivered.

[The remainder of this page is intentionally blank; signature page follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the Parties hereto as of the date first herein above written.

Landsea Holdings Corporation

By:	/s/ Xinyao Murong
Name:	Xinyao Murong
Title:	Chief Executive Officer

Executive:

Signature:	/s/ Qin Zhou
Name:	Qin Zhou

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